EXHIBIT 10.2
AMENDMENT ONE TO THE
2012 EXECUTIVE CHANGE OF CONTROL PLAN OF NEWMONT
WHEREAS, the 2012 Executive Change of Control Plan of Newmont (the "Plan") was adopted by Newmont USA Limited (the "Plan Sponsor") effective January 1, 2012; and
WHEREAS, the Plan Sponsor wishes to amend the plan by restating the definition of "Cause" and to provide for the de novo review of any benefit claim; and
WHEREAS, Article IX of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.
NOW, THEREFORE, the Plan is hereby amended effective January 1, 2020, as follows:
1.Article I, the definition of "Cause" is restated as follows:
“Cause” means, with respect to any Participant and as determined by the Board or its delegate:
(i)    the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Employer or one of its Affiliated Entities (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or its delegate. Such written demand shall identify the manner in which the Board or its delegate believes that the Participant has not substantially performed the Participant’s duties. ; or
(ii)    the engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Employer or any Affiliated Entity, provided that if the Participant acts in accordance with an authorized written opinion of the Employer’s or an Affiliated Entity’s legal counsel, such action will not constitute “Cause” under this definition.
(iii)    In the event “Cause” is determined to exist by the Employer, and the Participant had received payments under the Plan or otherwise been credited with amounts under the Plan, the Employer shall be entitled to recover such amounts from the Participant or offset such amount from any other amounts owed by the Employer to the Participant.
2.Section 7.05, "Benefits Claims and Appeals," is restated as follows:

Section 7.05. Benefits Claims and Appeals. The Plan is not intended to be subject to ERISA. If and only if, however, the Plan is determined to be subject to ERISA, the intention of Newmont is that it shall be construed as a “welfare plan,” as defined in Section 3(1) of ERISA, and this Section 7.05 shall apply. The Administration Committee shall establish a claims and
2012 Executive Change of Control Plan of Newmont
Amendment One Effective January 1, 2020

appeals procedure applicable to persons eligible to participate in the Plan. Unless otherwise required by applicable law, such procedures will provide that any such person has not less than 60 days following receipt of any adverse benefit determination within which to appeal the determination in writing with the Administration Committee, and that the Administration Committee must respond in writing within 60 days of receiving the appeal, specifically identifying those Plan provisions on which the benefit denial was based and indicating what, if any, information such person must supply in order to perfect a claim for benefits. Any claim for benefits or an appeal thereof, pursuant to this Section or otherwise, shall be reviewed on a de novo basis. Notwithstanding the foregoing, the claims and appeals procedures established by the Administration Committee will be provided for the use and benefit of persons who may choose to avail themselves of such procedures, but compliance with the provisions of those claims and appeals procedures by any such person will not be mandatory for any such person claiming benefits upon or after a Change of Control. It shall not be necessary for any person to exhaust these procedures and remedies upon or after a Change of Control prior to bringing any legal claim or action, or asserting any other demand, for payments or other benefits to which such person claims entitlement.
3.The Administration Committee or its delegate is hereby authorized to take any action necessary or advisable to implement this amendment.
The foregoing was adopted this 26th day of October, 2020.
NEWMONT USA LIMITED
By /s/Nancy Lipson
Name Nancy Lipson
Title Vice President

2012 Executive Change of Control Plan of Newmont
Amendment One Effective January 1, 2020